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                                                       EXHIBIT 15

April 22, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  ANSYS, Inc. and Subsidiaries

     1. Form S-8 (Registration No. 333-8613) 1996 Stock Option and Grant Plan Employee Stock Purchase Plan


Ladies & Gentlemen:

We are aware that our report dated April 22, 1999 on our review of the interim financial information of ANSYS, Inc. and Subsidiaries for the three-month period ended March 31, 1999 is incorporated by reference in the registration statement referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



Very truly yours,

/s/ PricewaterhouseCoopers LLP
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EXHIBIT 27.1        Financial Data Schedule